UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2017

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2017, Amyris, Inc. (the “Company”) announced that the Board of Directors of the Company had appointed Kathleen Valiasek to serve as the Company’s Chief Financial Officer, reporting to the Company’s Chief Executive Officer, effective January 4, 2017, and that Raffi Asadorian had resigned as the Company’s Chief Financial Officer, effective January 4, 2017, to pursue a new opportunity.

Before joining the Company, Ms. Valiasek served as Chief Executive Officer of a finance and strategic consulting firm she founded in 1994, in which capacity she provided financial and strategic consulting services to several companies. Ms. Valiasek holds a Bachelor of Business Administration degree from the University of Massachusetts, Amherst.

Ms. Valiasek commenced employment with the Company on January 4, 2017 pursuant to an Offer Letter between the Company and Ms. Valiasek (the “Offer Letter”), which provides for an initial annual base salary for Ms. Valiasek in the amount of $350,000. Ms. Valiasek will also initially be eligible to receive an annual performance-based bonus, which is based on a bonus target of $115,500, subject to her achievement of performance objectives. In connection with Ms. Valiasek’s appointment, the Company agreed to grant Ms. Valiasek a stock option award and a restricted stock unit (“RSU”) award under the Company’s 2010 Equity Incentive Plan. The equity awards to Ms. Valiasek consist of: (i) a non-statutory stock option to purchase 250,000 shares of the Company’s common stock (vesting over four years, with 50,000 shares subject to the option vesting upon completion by Ms. Valiasek of her sixth month of employment, 25% of the remaining shares subject to the option vesting upon completion by Ms. Valiasek of her twelfth month of employment and the remainder vesting over the following three years in 36 equal monthly installments) at an exercise price equal to the fair market value of the Company’s common stock on the date of the grant; and (ii) an award of 167,000 RSUs, which would vest over three years in equal annual installments.

Ms. Valiasek will be eligible to participate in the Company’s standard Executive Severance Plan, as described under “Executive Compensation—Potential Severance Payments upon Termination and upon Termination Following a Change in Control” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2016 (the “Proxy Statement”), beginning December 1, 2017. She will also be eligible to participate in the Company’s other general executive compensation programs described in the “Executive Compensation” section of the Proxy Statement, including indemnification and other agreements described under “Executive Compensation—Agreements with Executive Officers,” and “Executive Compensation—Limitation of Liability and Indemnification.” Such descriptions are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: January 5, 2017	By:	/s/ John Melo
John Melo
President and Chief Executive Officer